Exhibit 99.1

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 30, 2021

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Auditors’ Report 1-2

Consolidated Financial Statements:

Consolidated Balance Sheet 3

Consolidated Statement of Income 4

Consolidated Statement of Comprehensive Income 5

Consolidated Statement of Changes in Members' Equity 6

Consolidated Statement of Cash Flows 7

Notes to Consolidated Financial Statements 8 – 17

Independent Auditors’ Report

To the Members of

Pride Stores, LLC and Affiliates

Opinion

We have audited the accompanying consolidated financial statements of Pride Stores, LLC and Affiliates (the “Companies”), which comprise the consolidated balance sheet as of December 30, 2021, and the related consolidated statement of income, comprehensive income, changes in members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pride Stores, LLC and Affiliates as of December 30, 2021, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Pride Stores, LLC and Affiliates and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Pride Stores, LLC and Affiliates ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Pride Stores, LLC and Affiliates internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Pride Stores, LLC and Affiliates ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Emphasis of Matter - Sale

As discussed in Note 14 of the consolidated financial statements, a majority of the assets and related operations of the Companies were sold on December 31, 2021. Our opinion is not modified with respect to this matter.

/s/ Meyers Brothers Kalicka, P.C.

Meyers Brothers Kalicka, P.C.

Holyoke, Massachusetts

February 9, 2023

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED BALANCE SHEET

DECEMBER 30, 2021

ASSETS

Current assets:
Cash	$7,293,866
Accounts receivable, trade	3,132,855
Inventories	4,125,438
Other current assets	1,769,996
Total current assets	16,322,155

Property and equipment, net	60,421,472

Total assets	$76,743,627

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Notes payable (Note 6)	$14,778,317
Accounts payable, trade	8,961,653
Accrued compensation and benefits	4,404,102
Other current liabilities	2,888,916
Total current liabilities	31,032,988

Members' equity
Members' equity	41,305,010
Non-controlling interests	4,405,629
Total members' equity	45,710,639

Total liabilities and members' equity	$76,743,627

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 30, 2021

Revenues
Fuel revenue	$222,913,158
Merchandise revenue	53,224,369
Lottery, rental and other revenues	5,158,922
Total revenues	281,296,449

Operating expenses
Fuel costs	193,708,199
Merchandise costs	35,246,760
Store operating costs	32,258,906
Administrative and general expenses	11,627,578
Depreciation	2,624,821
Interest expense	2,150,614

Total operating expenses	277,616,878

Income before other operating income	3,679,571

Other operating income - gain on sales of property and equipment	5,633,353

Income from operations before state income taxes	9,312,924

State tax expense	622,315

Consolidated net income	8,690,609

Less: net income attributable to non-controlling interests	(1,127,942)

Net income attributable to Pride Stores, LLC	$7,562,667

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 30, 2021

Consolidated net income	$8,690,609

Other comprehensive income
Change in value of interest rate swap	150,568

Consolidated comprehensive income	8,841,177

Less: comprehensive income attributable to
the non-controlling interests (including change in swap)	(1,278,510)

Comprehensive income attributable to Pride Stores, LLC	$7,562,667

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY

FOR THE YEAR ENDED DECEMBER 30, 2021

	Non-Controlling Interests	Members' Equity	Total

Balance, beginning of year	$4,003,190	$36,675,121	$40,678,311

Net income	1,127,942	7,562,667	8,690,609

Other comprehensive income	150,568	-	150,568

Distributions to members	(876,071)	(2,932,778)	(3,808,849)

Balance, December 30, 2021	$4,405,629	$41,305,010	$45,710,639

There was no accumulated other comprehensive income as of December 30, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE STORES, LLC AND AFFILIATES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 30, 2021

Cash flows from operating activities
Net income from Pride Stores, LLC	$7,562,667
Adjustments to reconcile net income to net cash
provided by operating activities:
Net income attributable to non-controlling interests	1,127,942
Depreciation	2,624,821
Gain on sales of property and equipment	(5,633,353)
Net changes in operating assets and liabilities:
Accounts receivable, trade	(63,394)
Inventories	(371,353)
Other current assets	(241,017)
Accounts payable	2,148,869
Accrued compensation and benefits	4,404,102
Other current liabilities	2,146,117
Net cash provided by operating activities	13,705,401

Cash flows from investing activities
Capital expenditures	(9,769,461)
Proceeds from sales of property and equipment	9,322,367
Purchase of investments	(5,036,989)
Sale of investments	11,832,454
Net cash provided by investing activities	6,348,371

Cash flows from financing activities
Distributions to members	(3,808,849)
Repayments of notes payable	(11,897,204)
Net cash used in financing activities	(15,706,053)

Net increase in cash	4,347,719

Cash, beginning of year	2,946,147

Cash, end of year	$7,293,866

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$1,250,130
State taxes	78,315

The accompanying notes are an integral part of these consolidated financial statements.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

1.
Nature of business:

The consolidated financial statements include the following companies:

Two Trusts and an operating entity were established in 2012. One Trust owns all of the real estate included in Pride Convenience, Inc. and Pride Plazas, Inc. The other Trust owns all the real estate included in Pride Limited Partnership. The operating entity, Pride Stores, LLC owns all of the operating assets of Pride Convenience, Inc.

Pride Stores, LLC (“PSL”) leases and operates retail gasoline stations and related convenience stores and liquor stores within Western Massachusetts and Northern Connecticut from affiliates. During 2021, PSL operated approximately 30 retail gasoline stations and convenience stores and two liquor stores. It also provides administrative support and management services to its affiliates. In addition, PSL provides construction and maintenance related services to its affiliates.

Pride Convenience, Inc. (“PCI”) owns 14 retail gasoline stations and convenience stores which are leased to PSL.

Pride Plazas, Inc. (“PPI”) owns two commercial rental properties and one retail gasoline station within Western Massachusetts. A small percentage of offices are leased to PSL.

Fleet Operations, Inc. (“FOI”) owns transportation equipment and provides transportation services, primarily to PSL. As FOI primarily provides transportation services to Pride Stores, LLC, all FOI revenues are eliminated in the consolidated statement of income.

Pride Limited Partnership (“PLP”) owns 21 properties within Western Massachusetts and Northern Connecticut which are leased to PSL and other third parties.

Pride CT, Inc. (“PCT”) sells gasoline to PSL’s Connecticut locations. As PCT buys and sells fuel to PSL, all PCT revenues are eliminated in the consolidated statement of income.

As of and for the year ended December 30, 2021, assets and revenues by entity were as follows:

	Assets	As a % of Consolidated Assets	Revenues	As a % of Consolidated Revenues
Pride Stores, LLC	$49,262,915	64%	$280,016,274	100%
Pride Convenience, Inc.	2,938,418	4%	83,433	0%
Pride Plazas, Inc.	9,229,633	12%	275,004	0%
Fleet Operations, Inc.	299,703	0%	-	0%
Pride CT, Inc.	765,996	1%	-	0%
Pride Limited Partnership	14,246,962	19%	921,738	0%
Total	$76,743,627	100%	$281,296,449	100%

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

2. Summary of significant accounting policies:

Principles of consolidation

The consolidated financial statements include the accounts of Pride Stores, LLC, and any variable interest entities (“VIEs”) in which PSL is the primary beneficiary, including PCI, PPI, FOI, PLP and PCT, collectively referred to as “the Companies.” All significant intercompany accounts and transactions have been eliminated.

The Companies follow accounting guidance related to consolidation of VIEs as required by the Financial Accounting Standards Board (“FASB”). The guidance requires an entity to analyze whether its variable interest gives it a controlling interest of a VIE and outlines what defines a primary beneficiary. The approach is qualitative in nature and focuses on identifying which company has both the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity or the right to receive benefits from the entity.

Fiscal year

The Companies’ fiscal year for financial reporting is the 52 or 53 week period ending on the Saturday closest to December 31st. Due to the subsequent event as further described in Note 14, the fiscal year for financial reporting for 2021 is for the year ended December 30, 2021.

Accounts receivable

The Companies extend secured and unsecured credit to their customers in the ordinary course of business and record its receivable balance at the aggregate unpaid amount. The Companies continually monitor the accounts receivable for collectability and contacts the customers regarding any amounts over specified terms to assure collectability and adherence with prescribed credit limits and terms. Credit terms vary depending on the type of products being sold, the type of customer and the assessment of credit risk as defined by the Companies. In the event that service charges are applied, they begin accruing on the day after the invoice due date and typically accrue at 18% per annum or 1 ½ percent per month.

In the event that an accounts receivable balance becomes suspect, collection efforts are increased by way of additional customer contact, delivery restrictions and in extreme cases, collection attorneys.

The Companies consider accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required as of year end.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost of merchandise and fuel for resale inventories are determined by the first-in, first out (“FIFO”) method.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

2. Summary of significant accounting policies: (continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for additions, renewals, and betterments are capitalized. Expenditures for routine maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in income. Depreciation is computed over the estimated useful lives of the assets for financial reporting purposes as follows:

Years
Buildings and improvements	20-40
Machinery, equipment and computers	5-15
Transportation equipment and trucks	5-10

Long-lived assets

Identifiable long-lived assets are assessed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Important factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the use of the acquired assets or the strategy for the overall business, and significant negative industry or economic trends. If indicators of impairment are present, management evaluates the carrying value of property and equipment in relation to the projection of future undiscounted cash flows of the underlying assets. Projected cash flows are based on historical results adjusted to reflect management’s best estimate of future market and operating conditions which may differ from actual cash flow. No losses were recorded in 2021.

Derivative instruments

The Companies used derivatives to manage risks related to interest rate movements. Interest rate swap contracts designated and qualifying as cash flow hedges are reported at fair value. The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid. The Companies document their risk management strategy and hedge effectiveness at the inception of and during the term of each hedge. The Companies’ interest rate risk management strategy is to stabilize cash flow requirements by maintaining interest rate swap contracts to convert variable-rate debt to a fixed rate. Effective November 22, 2021, the related debt was paid off resulting in the interest rate swap being eliminated.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

2. Summary of significant accounting policies: (continued)

Revenue recognition

The Companies recognize revenue in the following manner:

Fuel revenue

Revenue from the sale of motor and commercial fuels is recognized at the point of sale or delivery as the performance obligation is deemed to be fulfilled and the customer takes ownership of the fuel and assumes the risk of loss. This revenue stream represents 79% of total revenues for the year ended December 30, 2021.

Merchandise revenue

Revenue from the sale of retail merchandise, meals, and beverages are recognized at the point of sale as the performance obligation is deemed to be fulfilled and the customer takes ownership of the merchandise, meal or beverages. This revenue stream represents 19% of total revenues for the year ended December 30, 2021.

Lottery, rental and other revenues

Lottery, rental and other revenues include net lottery sales, rental income, ATM surcharges, and parking booth income. Revenue is recognized at the point of sale for lottery tickets, ATM surcharges and parking booth income. Rental income is recognized monthly as the tenant utilizes the space. This revenue stream represents approximately 2% of total revenues for the year ended December 30, 2021.

Unredeemed gift certificates

Unredeemed gift certificates represent a contract liability established upon the purchase of gift certificates. Revenue from the sale of the gift certificates is recognized over time as they are redeemed, and the performance obligation is fulfilled. Breakage of gift certificates is assessed annually. At December 30, 2021, there were unredeemed gift certificates of $377,428, included in other current liabilities on the consolidated balance sheet.

Presentation of sales and fuels taxes

The States of Massachusetts and Connecticut impose sales tax of 6.25% and 6.35%, respectively, on all of the Companies’ sales to non-exempt customers. The Companies collect the sales tax from customers and remit the entire amount to the States. The Companies’ accounting policy for retail fuel sales tax is to include the tax collected and remitted to the States in retail fuel revenues and cost of sales.

The Companies’ accounting policy for convenience store sales tax is to exclude the tax collected and remitted to the States from convenience store revenues and cost of sales.

The Companies report fuels taxes on sales transactions on a gross basis in the consolidated statement of income (included in both fuel revenue and fuel costs). Sales and operating revenue included sales-based taxes of approximately $36,100,000 for the year ended December 30, 2021.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

2. Summary of significant accounting policies: (continued)

Income tax

PCI, PPI, PCT and FOI, with the consent of their stockholders, have elected under the Internal Revenue Code to be S Corporations. In lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Companies’ taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements. Under provisions of the Massachusetts Tax Code, PCI, PPI, PCT and FOI are taxed at a reduced rate of 3%, if sales exceed $9,000,000 plus a tangibles tax. Accordingly, PCI, PPI, PCT and FOI recognize an expense and liability for the state of Massachusetts tax.

The State of Connecticut requires a pass-through entity (“PET”) tax to be paid by the Companies at a rate of 7% for any Connecticut taxable income. The Companies have recorded this expense and liability in the consolidated financial statements.

The state of Massachusetts allows the Companies to elect a pass-through entity (“PTE”) tax to be paid by the Companies at a rate of 5% for any Massachusetts taxable income. This tax was applicable in 2021. The Companies elected to file an entity tax return and have recorded this expense and liability in the consolidated financial statements.

PLP and PSL are organized as a limited partnership and a limited liability corporation, respectively, and are not taxed on their net income. The partners are liable for their taxes on their proportionate share of taxable income. No provision for federal income taxes is included for PLP and PSL. PLP and PSL have also elected to file Mass PTE tax returns and this tax expense and liability are included in these consolidated financial statements

The Companies have provisions for these state taxes of $622,315 for the year ended December 30, 2021.

Uncertain tax positions

Management has evaluated significant material tax positions against the criteria established by professional standards and believes there are no such tax positions requiring accounting recognition. The Companies’ tax returns are subject to examination by taxing authorities for all years ended on or after December 31, 2018.

Deferred income taxes

Deferred taxes are calculated for certain transactions and events because of differing treatments under generally accepted accounting principles in the United States of America and the currently enacted tax laws of the State government. The cumulative effect of these temporary differences results in the recognition and measurement of deferred tax assets and liabilities in the accompanying consolidated balance sheet. The most significant difference relates to depreciation expense. A valuation allowance would be established to reduce deferred tax assets if it is more likely than not that all, or some portion of such deferred tax assets will not be realized.

Comprehensive income

The Companies’ comprehensive income consists of net income and changes in fair value of the interest rate swap. Effective November 22, 2021, the related debt was paid off and the swap was terminated.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

2. Summary of significant accounting policies: (continued)

Freight expense

It is the policy of the Companies to expense freight as incurred. Such amounts are included in fuel costs.

Advertising

The Companies expense advertising costs as incurred. Advertising expense for the year ended December 30, 2021 was $276,970.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Recent accounting standards

In February 2016, the FASB issued accounting standards update (“ASU”) 2016-02, Leases. As part of this new standard, there are significant changes that call for the treatment of current operating leases as capital leases, resulting in recognition by the lessee (the Companies) of a lease liability and a corresponding right-of-use asset. The lessor will recognize an asset representing its right to receive payments. The Companies are not required to apply the new standard until years beginning after December 15, 2021 (effective fiscal year ending December 31, 2022). The Companies may also early adopt the new standard. In preparation of this standard, management will be reviewing and evaluating all leases and reviewing its capitalization policy.

3.
Accounting for variable interest entities ("vies"):

Generally accepted accounting principles provide a framework for identifying VIEs and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of any VIEs in its consolidated financial statement.

VIEs are primarily entities that (a) lack sufficient equity to finance their activities without additional subordinated financial support from other parties; (b) or whose equity holders as a group lack certain power, obligations or rights or (c) the equity holders do not have the obligation to absorb losses or the right to receive returns generated by its operations.

Consolidation of a VIE is required if a party with an ownership, contractual or other financial interest in the VIE (“a variable interest holder”) has both of the following characteristics: (1) has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) is obligated to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary.

Management has determined that PCI, PPI, FOI, PCT, and PLP are VIEs and that PSL is the primary beneficiary because PSL has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. The affiliates of PSL are considered VIEs due to various intercompany financing, management, leasing and sales transactions with PSL.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

3.
Accounting for variable interest entities ("vies"): (continued)

The following table represents the VIEs’ summarized balance sheet as of December 30, 2021, which have been consolidated in this financial statements:

	At December 30, 2021
	Real Estate and Leasing	Fuel and Transportation	Total
Current assets	$-	$619,456	$619,456
Property and equipment, net	59,857,914	446,243	60,304,157
Other assets (1)	1,585,763	-	1,585,763
Total assets	$61,443,677	$1,065,699	$62,509,376

Current liabilities (3)	$52,504,900	$787,079	$53,291,979
Long-term liabilities (1)	1,585,763	-	1,585,763
Total liabilities	54,090,663	787,079	54,877,742
Members’ equity (2)	7,353,014	278,620	7,631,634
Total liabilities and members’ equity	$61,443,677	$1,065,699	$62,509,376

(1) The balance of other assets and long-term liabilities includes $1,585,763 of intercompany notes receivables/payables which are eliminated in consolidation.

(2) The balance of members’ equity includes $3,226,005 of equity which is eliminated in consolidation.

(3) Over $42,500,000 of this balance is eliminated in consolidation.

4. Inventories:

Inventories are comprised of the following at December 30, 2021:

Fuel for resale	$2,217,299
Merchandise for resale	1,908,139
Total inventories	$4,125,438

5. Property and equipment:

Major classes of property and equipment consist of the following at December 30, 2021:

Land and improvements	$41,436,963
Buildings and improvements	15,167,688
Machinery, equipment and computers	34,723,534
Transportation equipment and trucks	3,090,007
Total cost	94,418,192

Less: accumulated depreciation	(37,572,269)
Construction in progress	3,575,549
Property and equipment, net	$60,421,472

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

5. Property and equipment: (continued)

Depreciation expense was $2,624,821 for the year ended December 30, 2021.

Construction in progress at December 30, 2021 is associated with construction and improvements of retail gasoline stations and convenience stores. The estimated cost to complete these projects is $450,000 and all projects are expected to be ongoing through 2023.

6. Notes payable:

Notes payable consists of the following at December 30, 2021:

Note payable with an original balance of $25,500,000, due in 10 years on October 31, 2023; amortized based on a 15 year amortization; payable in monthly principal and interest installments of $215,490; interest is at a fixed rate of 5.94%. Guaranteed by a member and collateralized by certain assets of the Companies including real estate.	$6,622,779

Note payable with an original balance of $10,000,000, due on December 28, 2025; amortized based on a 15 year amortization; payable in monthly principal and interest installments of $83,106; interest is at a fixed rate of 5.68%. In the event of prepayment of the note, a prepayment penalty based on the yield maintenance calculation will be assessed. Guaranteed by a member and collateralized by certain assets of the Companies including real estate.	8,155,538
Total notes payable, current	$14,778,317

The agreements with the banks require that the Companies maintain certain financial and reporting covenants, the most restrictive is a minimum debt service coverage ratio of 1.25 to 1 and a tangible leverage ratio of no more than 3 to 1.

On December 31, 2021, the Companies subsequently paid off the balance of these notes with proceeds from the sale of the Companies as described in Note 14 and incurred a prepayment penalty of $824,145 which is included in interest expense.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

7. Environmental liabilities:

The Companies have been designated as Potentially Responsible Parties (“PRP”) and are, therefore, subject to liability for environmental remediation costs under the Massachusetts contingency plan. The Massachusetts contingency plan was developed to regulate the assessment and remediation of releases of petroleum products. The Companies are required to perform site remediation at certain facilities.

The Companies have accrued their best estimate of their remaining obligation with respect to these sites and have established a reserve of $500,000 at December 30, 2021, which is included in other current liabilities. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental costs from other parties are recorded when their receipt is deemed probable. While management believes the reserve is adequate, but not excessive, future facts and circumstances could impact management’s assessment of the required reserve level.

The Companies are eligible for reimbursement from the State of Massachusetts 21J fund for costs incurred. As of December 30, 2021, the State had approved reimbursements to the Companies of $140,848, which is reflected in other current assets.

8. Lease income:

The Companies rent buildings and space to tenants on a month-to-month and long-term basis. Total rental income under the arrangements amounted to approximately $1,795,000 for the year ended December 30, 2021. Rental income consists of base rent as well as a percentage of gross receipts for certain tenants.

As a result of the sale of the Companies subsequent to year end as described in Note 14, the disclosure of anticipated rental income for the next five years is not considered necessary.

9. Operating leases:

The Companies have various operating lease agreements for buildings and equipment with terms ranging from 5 to 11 years. Net rent expense for these leases for the year ended December 30, 2021 was approximately $947,000.

As a result of the sale of the Companies subsequent to year end as described in Note 14, the disclosure of future minimum rental payments for the next five years is not considered necessary.

PRIDE STORES, LLC AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 30, 2021

10. Retirement plan:

The Companies maintain a defined contribution 401(k) profit sharing plan (the "Plan"), covering substantially all employees, which provides for discretionary contributions based on eligible compensation. This Plan was closed to new entrants in 2006. The Companies made no contributions for the year ended December 30, 2021.

11. Franchise agreements:

The Companies have franchise agreements with Subway to operate fifteen Subway restaurants at retail convenience stores owned by the Companies for the year ended December 30, 2021.

The Subway agreements require payment of a franchise fee of 8% and an advertising fee of approximately 5% of gross revenues for each of the Subway restaurants. The franchise and advertising fees amounted to approximately $260,000 for the year ended December 30, 2021. The agreements expire through February 2035.

12. Concentrations:

Credit risk

The Companies maintain their cash balances in financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times during the year, balances may exceed the insured amounts. The Companies have not experienced any losses on these accounts and believe they are not exposed to any significant credit risk on cash.

Suppliers

The Companies purchased 78% of fuel for resale from one supplier for the year ended December 30, 2021.

13. Contingencies:

The Companies, from time to time, are party to various legal proceedings incidental to their business. Management believes that none of these legal proceedings will have a material adverse effect on the Companies consolidated financial position, results of operations or liquidity.

14. Subsequent events:

On December 23, 2021, the Companies entered into an Asset Purchase Agreement with a buyer to sell a majority of its operations including convenience stores and gas stations for approximately $245,900,000. The closing was consummated on December 31, 2021. Acquisition-related costs of approximately $400,000 are included in operating expenses in the Company’s consolidated income statement for the year ended December 30, 2021.

On December 6, 2022, the buyer then sold all of its interests in the operating entities to an unrelated third party.

Management has evaluated subsequent events through February 9, 2023, the date which the consolidated financial statements were available to be issued.